News Release
EXHIBIT 99.1
SM ENERGY CLOSES $950 MILLION SOUTH TEXAS DIVESTITURE; ANNOUNCES REDEMPTION OF ALL OUTSTANDING 2026 SENIOR NOTES
Demonstrates strong momentum toward $1.0 billion-plus asset sale target and advances 2026 priority to bolster the balance sheet
DENVER, April 30, 2026 - SM Energy Company (the “Company” or “SM”) (NYSE: SM) today announced the closing of its previously announced sale of certain South Texas assets for a cash purchase price of $950 million (the “South Texas Divestiture"). Net cash proceeds from the sale totaled approximately $900 million, after preliminary purchase price adjustments and estimated transaction costs. The final purchase price remains subject to customary post-closing adjustments. With the closing of the South Texas Divestiture, SM has demonstrated strong momentum towards its $1.0 billion-plus divestiture target. Concurrently with the closing, the Company instructed the trustees under the Company’s 6.75% Senior Notes due 2026 and 5.0% Senior Notes due 2026 (collectively, the “2026 Senior Notes”) to issue notices of full redemption to holders of the 2026 Senior Notes.
“The closing of our South Texas asset sale and the redemption of our high-yield debt due this year mark decisive progress on our 2026 strategic priority to bolster the balance sheet,” said Beth McDonald, President and CEO. “Together with the early actions we’ve taken on our merger integration and synergy capture, these steps accelerate our path to a lower-leverage, investment-grade-quality capital structure.”
Redemption of 2026 Senior Notes
The Company intends to redeem in full the $819 million aggregate principal amount outstanding of its 2026 Senior Notes at par, plus accrued and unpaid interest, as follows:
•$419 million aggregate principal amount of its outstanding 6.75% Senior Notes due September 15, 2026, with a planned redemption date of June 1, 2026; and
•$400 million aggregate principal amount of its outstanding 5.0% Senior Notes due October 15, 2026, with a planned redemption date of May 11, 2026; originally issued by Civitas Resources, Inc. (“Civitas”) and assumed by the Company in connection with the closing of its merger with Civitas on January 30, 2026.
Credit Facility Reaffirmed
Subsequent to March 31, 2026, the Company completed its semi-annual borrowing base redetermination, with both the borrowing base and aggregate lender commitments reaffirmed at $5.0 billion and $2.5 billion, respectively, after giving effect to the South Texas Divestiture.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of securities laws. The words “anticipate,” “deliver,” “demonstrate,” "establish," “estimate,” “expects,” "goal," "generate," “maintain,” “objectives,” “optimize,” "plan," "target," and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things, the Company’s 2026 plans and strategic priorities; the Company’s intention to redeem in full its 2026 Senior Notes; expectations regarding lower-leverage, investment-

News Release
grade-quality capital structure; integration and synergies; plans to achieve the Company’s $1.0 billion-plus divestiture target; and statements regarding the South Texas Divestiture. These statements involve known and unknown risks, which may cause the Company's actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of the Company's most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission, specifically the 2025 Form 10-K. The forward-looking statements contained herein speak as of the date of this release. Although the Company may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
About SM Energy Company
SM is a premier, scaled operator of top-tier oil and gas assets across four leading U.S. shale basins, the Permian Basin, DJ Basin, South Texas, and Uinta Basin. SM routinely posts important information about the Company on its website. SM is focused on operational excellence, disciplined capital allocation, and delivering growing returns to stockholders. For more information, visit www.sm-energy.com.
Investor Relations
Megan Hays, Vice President, Investor Relations, mhays@sm-energy.com
Meghan Dack, Director, Investor Relations, mdack@sm-energy.com